SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2013

AARON’S, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E.
Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2013, the Board of Directors of Aaron’s Inc. (the “Company”) appointed David L. Buck as the Company’s Chief Operating Officer effective May 7, 2013. In connection with Mr. Buck’s agreement to serve in this capacity, his annual base salary was increased to $500,000 and his target annual performance-based cash bonus opportunity as a percentage of base salary was increased to 50%.

Mr. Buck, age 63, has been with the Company for 24 years and was promoted to a Senior Vice President, Operations of the Company on January 1, 2013. Mr. Buck joined the Company as Manager Trainee and then Store Manager in December 29, 1989; served the Company as a Regional Manager from October 1, 1990 to December 31, 1999; and served the Company as an Operational Vice President from January 1, 2000 to December 31, 2012. Mr. Buck also handled operations for several other rent-to-own companies for 15 years prior to joining the Company. He has won numerous “Region of the Year” awards and recently secured his second consecutive “Best Overall Operations” award for 2012.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On Tuesday, May 7, 2013, the Company held its annual meeting of shareholders in Atlanta, Georgia. As of the record date, March 15, 2013, there were 75,800,030 shares of common stock entitled to vote at the annual meeting. There were 71,426,844 shares of common stock represented in person or by proxy at the annual meeting, representing 94.23% of the total shares of common stock entitled to vote.

At the meeting, the shareholders voted in favor of the reelection of four Class III directors to a three-year term expiring in 2016. The following table sets forth the results of the vote on the matter:

	Number of Shares Voted
Director Nominee	For	Withheld	Broker Non-Vote
Gilbert L. Danielson	62,650,747	8,776,096	0
Cynthia N. Day	68,479,965	2,946,878	0
Hubert L. Harris, Jr.	71,236,578	190,266	0
David L. Kolb	64,715,698	6,711,145	0

The Class I Directors serving until the 2014 annual meeting of shareholders are Ronald W. Allen and Ray M. Robinson. The Class II Directors serving until the 2015 annual meeting of shareholders are Leo Benatar, John B. Schuerholz and Kathy T. Betty.

At the meeting, the shareholders also voted, on an advisory basis, in favor of a non-binding resolution to approve the compensation of the Company’s Named Executive Officers. The following table sets forth the results of the vote on the matter:

Number of Shares Voted
For	56,703,808
Against	9,262,240
Abstain	5,460,795

Broker non-votes occur on a matter up for vote when a broker, bank or other holder of shares that a shareholder beneficially owns in “street name” is not permitted to vote on that particular matter without instructions from the beneficial owner, the beneficial owner does not give such instructions to the broker or other nominee, and the broker or other nominee indicates on its proxy card, or otherwise notifies the Company, that it does not have authority to vote its shares on that matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson Executive Vice President and Chief Financial Officer

Date: May 13, 2013